2500 E Hallandale Beach Blvd · Suite 404 · Hallandale Beach, FL 33009 · (855) 203-0683

Fraud Protection Network, Inc. Reports 2018 Second Quarter Financial Results

HALLANDALE BEACH, FL, August 13, 2018. (GLOBENEWSWIRE) – Fraud Protection Network, Inc. (the "Company" or "Fraud Protection Network"), which offers consumer credit and identity solutions both direct-to-consumers as well as to enterprise customers, today announced financial results for its second quarter ended June 30, 2018.

Second Quarter 2018 Financial Highlights

  Revenues were $475,238 compared to $67,543 for the comparative 2017 quarter, an increase of 604%.
  Loss from operations was $576,413 compared to $398,470 for the comparative 2017 quarter.
  Net loss was $643,973 compared to $440,798 for the comparative 2017 quarter.

Edward Margolin, Chief Executive Officer of Fraud Protection Network, stated, “I am very proud of our team at Fraud Protection Network in achieving these second quarter results and pleased to announce record revenues on a quarterly basis.  We are extremely excited about the prospects for future growth.”

The tables below are derived from the Company’s unaudited, condensed financial statements included in its Quarterly Report on Form 10-Q filed today with the Securities and Exchange Commission. Please refer to the Form 10-Q for complete financial statements and further information regarding the Company’s results of operations for the period ended June 30, 2018.

Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 including statements regarding expectations and potential for the Company’s future.  The Company has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions.  These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  These risks include the inability to expand our customer base, pricing pressures, lack of success of new sales people and any unanticipated issues. No assurance can be given that the actual results will be consistent with the forward-looking statements.  Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s annual financial statements for the year ended December 31, 2017 included in Form S-1, as amended, for information regarding risk factors that could affect the Company’s results.  Except as otherwise required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Fraud Protection Network, Inc.

Fraud Protection Network, headquartered in Hallandale Beach, Florida, provides consumer credit and identity solutions, both direct-to-consumers as well as to enterprise customers. A commitment to technology enables the Company to deliver innovative, customized solutions designed to meet its customers’ specific needs. The Company’s consumer platforms include the subscription-based combination of identity theft protection services and on-time rental reporting as well as peer-to-peer tenant screening. The Company’s enterprise solutions include Credit PreScreening, Loan PreQualification, software development, and EI3PA hosting services.

Company Contact:

Fraud Protection Network, Inc.
Janette Rodriguez, Marketing
Tel: (855) 203-0683
Email: pr@fraudprotectionnetwork.com

Investor Relations Contact:

First Apex International
Email: admin@firstapexinternational.com

FRAUD PROTECTION NETWORK, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net revenues	$475,238	$67,543	$803,113	$84,398

Operating expenses:
Sales and marketing	166,368	11,111	294,981	14,989
Data	269,071	107,203	414,261	146,815
Technology and software maintenance	51,534	49,047	97,046	79,265
General and administrative	537,856	276,554	853,044	477,975
Depreciation and amortization	26,822	22,098	53,729	36,158
Total operating expenses	1,051,651	466,013	1,713,061	755,202

Operating loss	(576,413)	(398,470)	(909,948)	(670,804)

Other income (expense):
Interest income	574	—	574	—
Interest expense	(68,134)	(42,328)	(114,816)	(71,945)
Total other expense, net	(67,560)	(42,328)	(114,242)	(71,945)

Loss before income taxes	(643,973)	(440,798)	(1,024,190)	(742,749)

Provision for income taxes	—	—	—	—

Net loss	$(643,973)	$(440,798)	$(1,024,190)	$(742,749)

Loss per share:
Basic and diluted	$(0.06)	$(0.05)	$(0.10)	$(0.08)

Weighted average number of common
shares outstanding:
Basic and diluted	10,074,118	9,524,549	10,037,264	9,682,619

FRAUD PROTECTION NETWORK, INC.

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2018	2017*
	(Unaudited)

Assets

Current assets:
Cash	$61,024	$179,675
Accounts receivable	168,633	32,069
Deferred costs	17,080	12,276
Prepaid expenses and other current assets	45,072	37,594

Total current assets	291,809	261,614

Property and equipment, net	107,596	120,921
Software development costs, net	261,169	195,251
Investment in joint venture	115,734	116,463
Other assets	2,430	2,430

Total assets	$778,738	$696,679

Liabilities and shareholders' deficit

Current liabilities:
Accounts payable	$404,739	$145,523
Accrued expenses and other current liabilities	71,514	112,663
Deferred revenues	78,839	48,816
Convertible notes payable, current	1,285,000	1,430,000
Total current liabilities	1,840,092	1,737,002

Long-term liabilities:
Convertible notes payable, non-current (net of unamortized debt discount
of $72,207)	427,793	—

Total liabilities	2,267,885	1,737,002

Commitments and contingencies - See Note 8

Shareholders' deficit:

Preferred stock, par value $0.001 per share; 1,000,000 shares authorized;
1,000,000 shares issued and outstanding	5,000	5,000
Common stock, par value $0.001 per share; 50,000,000 shares authorized;
10,289,567 and 10,000,000 shares issued and outstanding
at June 30, 2018 and December 31, 2017, respectively	10,290	10,000
Additional paid-in capital	5,093,990	4,518,914
Accumulated deficit	(6,598,427)	(5,574,237)

Total shareholders' deficit	(1,489,147)	(1,040,323)

Total liabilities and shareholders' deficit	$778,738	$696,679

*Restated for adoption of ASC 606.